SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☒  Soliciting Material under § 240.14a-12

SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:___________________________________________________________

(2)  Form, Schedule or Registration Statement No.: _________________________________________

(3)  Filing Party:  ____________________________________________________________________

(4)  Date Filed: ______________________________________________________________________

Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612

October 11, 2005

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Sun Healthcare Group, Inc., to be held on October 31, 2005.  Your Board of Directors unanimously recommends that stockholders vote FOR the issuance of shares of Sun's common stock in connection with the proposed acquisition of Peak Medical Corporation.

Since approval of the proposal will require the affirmative vote of a majority of the total votes cast, your vote is important, no matter how many or how few shares you may own.  Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Richard K. Matros
Richard K. Matros
Chairman of the Board
and Chief Executive Officer

REMEMBER:
 You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.